November 22, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
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RAYMOND JAMES FINANCIAL ANNOUNCES QUARTERLY DIVIDEND INCREASE

ST. PETERSBURG, Fla. - On November 22, 2019, the Raymond James Financial, Inc. (NYSE: RJF) Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.37 per share, an increase of 9% over the previous quarter’s $0.34, payable January 16, 2020 to shareholders of record on January 2, 2020.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,000 financial advisors. Total client assets are $854 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.